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                                                      Ontario Corporation Number
                                                                         1198694


                                   Certificate
               This is to certify that these ??? are effective on
                                September 9, 1996


                            ARTICLES OF INCORPORATION


1.  Name:

         STEP ENTERTAINMENT SERVICES INC.

2.  Address:

         1220 YONGE STREET, SUITE 300
         TORONTO, ONTARIO  M4T 1W1

3.  Number (or minimum and maximum number) of directors is:

         A MINIMUM OF ONE (1) -- A MAXIMUM OF TWENTY (20).

4.  The first director(s) is/are:

         WILLIAM O.S. BALLARD           36 MAPLE AVENUE              YES
                                        TORONTO, ONTARIO
                                        M4W 2T7

5.  Restrictions, if any

         None.

6.  Classes and no. of shares corp. authorized to issue:

         The Corporation is authorized to issue an unlimited number of common shares.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

         None.

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8.  The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

         No share or shares of the capital of the Corporation shall be transferred without the consent of:

         (a) all of the directors of the Corporation expressed by a unanimous resolution passed at a meeting of the board of directors at which all directors are present or by an instrument or instruments in writing signed by all of the directors; or

         (b) the holders of more than 50% of the outstanding common shares of the Corporation expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of more than 50% of such shares.

9.  Other provisions, if any, are:

    (1) the number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder;

    (2) any invitation to the public to subscribe for securities of the Corporation is prohibited; and

    (3)  the directors may:

         (a)  borrow money on the credit of the Corporation;

         (b)  issue, sell or pledge debt obligations of the Corporation;

         (c) charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, moveable or immoveable property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any present or future indebtedness, liabilities or other obligations of the Corporation; and

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         (d)  subject to the Business Corporations Act (Ontario), give a guarantee on behalf of the Corporation to secure performance of an obligation of any person.

10. The names and addresses of the incorporators are

         WILLIAM O.S. BALLARD                    36 MAPLE AVENUE
                                                 TORONTO, ONTARIO
                                                 M4W 2T7

These articles are signed in duplicate.


                            /s/ William O.S. Ballard
                          ----------------------------
                              WILLIAM O.S. BALLARD

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                                  BY-LAW NO. 1


         A by-law relating generally to the conduct of the affairs of STEP ENTERTAINMENT SERVICES INC., a company incorporated under the laws of the Province of Ontario.

         BE IT ENACTED AND IT IS HEREBY ENACTED a by-law of STEP ENTERTAINMENT SERVICES INC. (hereinafter called the "Corporation") as follows:

                                    DIRECTORS

         1. Quorum. A majority of the number of directors or minimum number of directors required by the articles shall constitute a quorum for the transaction of business at any meeting of directors.

         2. Meetings. Meetings of directors and of any committee of directors may be held at any place within or outside Ontario and in any financial year a majority of the meetings of the board of directors need not be held at a place within Canada.

         The Chair of the Board, if any, the President or any director of the Corporation may call a meeting of directors at such time and place as they may determine.

         Notice of a meeting of directors shall be sent to each director not less than 48 hours before the time of the meeting; provided that, meetings of the directors may be held at any time without notice if all the directors are present or if all the absent directors have waived notice. Notice of any meeting of directors or any irregularity in any meeting or in the notice thereof may be waived by any director before, during or after the meeting.

         For the first meeting of directors to be held following the election of directors at a meeting of the shareholders, no notice of such meeting need be given in order for the meeting to be duly constituted, provided a quorum of the directors is present.

         3. Voting. Questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality of votes, the chair of the meeting shall not have a second or casting vote in addition to his or her original vote.

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                                    OFFICERS

         4. Appointment of officers. The directors shall annually, or as often as may be required, designate such offices of the Corporation and appoint such officers as they may consider advisable. None of such officers, other than the Chair of the Board, if any, need be a director of the Corporation.

         5. Duties of officers. The officers shall perform such duties as may be specified from time to time by the directors, or pursuant to a delegation of authority from the directors.

         6. Removal of officers. All officers shall be subject to removal by the directors at any time, with or without cause.

                                  SHAREHOLDERS

         7. Votes. Every question submitted to any meeting of shareholders shall be decided in the first instance on a show of hands and, in case of an equality of votes, the chair of the meeting shall both on a show of hands and at a poll have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder or proxy nominee.

         For the purposes of subsections 100(2) and (3) of the Business Corporations Act (Ontario) (the "Act"), a transferee of the ownership of shares from a person named in a list of shareholders entitled to receive notice of a meeting which is prepared pursuant to subsection 100(l) of the Act may demand up to the time of the commencement of the meeting of shareholders to which the list relates that the shareholder's name be included in such list of shareholders.

         8. Quorum. A quorum for any meeting of shareholders shall be persons present not being less than two in number and holding or representing by proxy not less than 25 per cent of the total number of the issued shares of the Corporation for the time being enjoying voting rights at such meeting.

                                     GENERAL

         9. Limitation of liability. No director, officer or employee shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys,

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securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error in judgment or oversight on such person's part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or employment or in relation thereto, unless the same are occasioned by such person's own negligence or wilful default; provided that nothing herein shall relieve any director, officer or employee from the duty to act in accordance with the Act or from liability for any breach thereof.

         10. Indemnification. The Corporation shall indemnify a director, officer, former director, former officer or a person who acts or acted at the Corporation's request as a director or officer or other similar executive for another body corporate or other organization of which the Corporation is or was a shareholder (or other type of equity holder) or creditor, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director, officer or other similar executive of such body corporate or other organization, to the full extent permitted by law. The Corporation is authorized to enter into agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law and may purchase and maintain insurance against the risk of its liability to indemnify pursuant to this provision.

         11. Voting securities in other issuers. All securities of any other body corporate or issuer of securities held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate or issuer and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine.

         12. Execution of contracts, etc. Contracts, documents or other instruments in writing requiring execution by the Corporation may be signed by any one of the directors or officers and all contracts, documents or other instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. Notwithstanding this provision, the directors are authorized from time to time, by resolution, to appoint any officer or officers, director or directors, or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

         13. Financial year. The financial year of the Corporation shall terminate on such day in each year as the directors may from time to time by resolution determine.

         14. Banking arrangements. The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations and under such agreements, instructions and delegations of powers as the board, or the chair, president, chief financial officer or any executive vice-president and any one other officer, may from time

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to time prescribe, and the foregoing persons shall have the authority to appoint bankers, authorize facsimile signatures on cheques, authorize signing officers to sign, endorse or deposit cheques, bills of exchange and similar documents, and attend to any other matters related to the Corporation's dealings with its bankers.

         15. Effective date. This by-law shall become effective immediately upon its enactment by the directors, but is subject to confirmation or rejection at the next meeting of shareholders.

         The undersigned certifies that the foregoing by-law was enacted by the sole director of the Corporation and confirmed by the sole shareholder of the Corporation as of the 9th day of September, 1996.

Dated as of the 9th day of September, 1996.


                                       /s/ William O.S. Ballard
                                       ---------------------------------
                                       President -- William O.S. Ballard

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